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                                                                    EXHIBIT 10.4

                     ASSUMPTION AND REIMBURSEMENT AGREEMENT


        This ASSUMPTION AND REIMBURSEMENT AGREEMENT (this "Assumption Agreement" or "Agreement") is made effective as of March 28, 2003, by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Assignor"), SUNRISE ASSISTED LIVING, INC., a Delaware corporation ("Assignee"), MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation to be renamed Sunrise Senior Living Services, Inc. ("Company"), and MARRIOTT CONTINUING CARE, LLC, a Delaware limited liability company ("MCC").

                                    RECITALS

        A. On the date hereof, pursuant to a Stock Purchase Agreement dated as of December 30, 2002, by and among Assignor, Assignee and certain affiliates of Assignor (as such agreement may be amended, supplemented or modified from time to time, the "Purchase Agreement"), Assignee is acquiring, indirectly, all of the issued and outstanding stock of Company (capitalized terms used and not defined herein shall have the meanings given them in the Purchase Agreement);

        B. Pursuant to the Lease Guaranties listed on Schedule 1 hereto (the "Lease Guaranties"), Assignor has guaranteed the obligations of Company under certain Leases and related agreements described on Schedule 2 hereto (the "Leases");

        C.      Pursuant to the Host Marriott Indemnity Agreement(s) listed on
Schedule 1 hereto (the "Host Marriott Indemnity Agreement"), Assignor has indemnified Host Marriott against certain liabilities arising under the Lifecare Agreements of Undertaking (defined below);

        D. Pursuant to the Funding Guaranties set forth on Schedule 1 hereto (the "Funding Guaranties"), Parent has guaranteed the obligations of Company (or, in the case of the Funding Guaranty in favor of Care Institute - Texas, Marriott International Credit Corporation ("MICC")) under the Subordinate Loan Agreements described on Schedule 2 hereto (the "Loan Agreements"); and, pursuant to a Participation Agreement dated the date hereof, Company has acquired a 100% participation in all of the obligations of MICC under the Loan Agreement with Care Institute - Texas;

        E.      Pursuant to the Lifecare Agreements of Undertaking set forth on
Schedule 3 hereto (the "Lifecare Agreements of Undertaking" and, together with the Lease Guaranties, the Host Marriott Indemnity Agreement and the Funding Guaranties, the "Assumed Agreements"), Parent has agreed to provide all financial and other support that MCC may require to comply with its obligations under certain Lifecare Bonds and Continuing Care Agreements (collectively, the "Lifecare Obligations" and, together with the Leases and the Loan Agreements, the "Underlying Agreements") in favor of residents of the retirement communities known as "Bedford Court" and "The Colonnades" (together, the "Communities");

        F. Pursuant to the Unconditional Guaranty of Payment (Limited) dated as of December 27, 2001 (the "Retained Guaranty") by Assignor and Company in favor of California


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Bank & Trust ("CB&T"), Assignor and Company, as joint and several obligors, have guaranteed certain obligations of Senior Living of Denver, LLC ("Denver SLS") under a certain Promissory Note (the "Denver Note");

        G. Pursuant to the Purchase Agreement, Assignee has agreed to assume and perform all of the obligations of Assignor and its Affiliates under each of the Lease Guaranties, the Host Marriott Indemnity Agreements, the Funding Guaranties, and the Lifecare Undertakings; Assignor has agreed to assume all of the obligations of Company under the Retained Guaranty; and Assignor, Assignee and Company desire to confirm such assumption, and to provide certain related assurances, all on the terms and conditions set forth herein;

        H. MCC desires to consent to the assumption by Assignee of Assignor's obligations with respect to the Lifecare Obligations, on the terms and conditions set forth herein; and

        I. Pursuant to the Stock Purchase Agreement, Assignee has assumed Sellers' Patient Injury Claims insurance program effective as of October 1, 2002 (with a retroactive date of October 1, 2001), and the parties hereto wish to provide certain assurances on the terms and conditions set forth herein respecting the liability of Assignee for self-insured retentions in respect of Buyer Patient Injury Claims (the "Insurance Retention Obligations").



                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises, the agreements and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      ASSIGNMENT.

        (a) By Assignor. Assignor hereby assigns to Assignee all of the obligations, liabilities, duties and covenants to be performed by Assignor or any Affiliate of Assignor after the date hereof under each of the Lease Guaranties, the Host Marriott Indemnity Agreement, the Funding Guaranties, and the Lifecare Agreements of Undertaking (collectively, the "Assumed Obligations").

        (b) By Company. Company hereby assigns to Assignor (x) all of the obligations, liabilities, duties and covenants to be performed by Company or any Affiliate of Company after the date hereof under the Retained Guaranty (the "Retained Obligations") and (y) all of the rights, if any, of Company under the Reimbursement Agreement dated December 27, 2001 between Assignor and Denver SLS (the "Denver Reimbursement Agreement") respecting the Retained Guaranty.

        2.      ASSUMPTION.

        (a) By Assignee. Assignee hereby (i) accepts the foregoing assignment of the Assumed Obligations, (ii) irrevocably assumes each of the Assumed Obligations, and (iii) unconditionally agrees to pay or otherwise discharge the Assumed Obligations when and as the same may be due.


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        (b)     By Assignor. Assignor hereby (i) accepts the foregoing
assignment of the Retained Obligations, (ii) irrevocably assumes each of the Retained Obligations, and (iii) unconditionally agrees to pay or otherwise discharge the Retained Obligations when and as the same may be due.

        3.      REIMBURSEMENT.

        (a) Reimbursement by Assignee. Assignee unconditionally promises and agrees that, if at any time Assignor or any of its Affiliates pay any amount under or in respect of any Assumed Obligation (including without limitation any payment to a Current Lifecare Beneficiary) or otherwise incur any expenses in connection with any Assumed Obligation (including without limitation payment of any fees, costs or expenses of the counterparty to the applicable Assumed Agreement and any fees, costs and expenses incurred by Assignor or its Affiliates in connection with any performance, or demand for performance, of any Assumed Obligation) (collectively, the "Assignee Reimbursement Obligations"), Assignee shall, subject to Section 7(b) hereof, pay to Assignor an amount equal to all amounts so paid and all other costs or expenses so incurred no later than two (2) Business Days after receipt from Assignor of notice thereof accompanied by written evidence of such payment or incurrence by Assignor or its Affiliates. Any Assignee Reimbursement Obligations not paid when due hereunder shall bear interest from the date of payment by Assignor or its Affiliate until paid in full at a floating rate equal to the Prime Rate plus two percent (2%). All payments of Assignee Reimbursement Obligations, together with any interest thereon, shall be made without setoff, counterclaim or other defense, and shall be made in lawful money of the United States of America, in same day funds, at such place as Assignor shall direct. All such payments shall be credited first to interest due, if any, and then to the principal of the Assignee Reimbursement Obligations.

        (b) Performance by Assignee. Without limiting the foregoing, if at any time Assignor or any of its Affiliates become obligated to pay any amounts in respect of, or any fees, costs or expenses relating to, or otherwise to perform any obligations in respect of, any Assumed Obligation, then, promptly upon notice thereof from Assignor, subject to Section 7(b) hereof, Assignee shall make any payments required to be made and perform any other obligation otherwise required to be performed by Assignor or any of its Affiliates.

        (c) Reimbursement by Assignor. Assignor unconditionally promises and agrees that, if at any time Company or any of its Affiliates pay any amount under or in respect of any Retained Obligation or otherwise incur any expenses in connection with any Retained Obligation (including without limitation payment of any fees, costs or expenses of CB&T and any fees, costs and expenses incurred by Company or its Affiliates in connection with any performance, or demand for performance, of any Retained Obligation) (collectively, the "Assignor Reimbursement Obligations"), Assignor shall, subject to Section 6(d) hereof, pay to Company an amount equal to all amounts so paid and all other costs or expenses so incurred no later than two (2) Business Days after receipt from Company of notice thereof accompanied by written evidence of such payment or incurrence by Company or its Affiliates. Any Assignor Reimbursement Obligations not paid when due hereunder shall bear interest from the date of payment by Company or its Affiliate until paid in full at a floating rate equal to the Prime Rate plus two percent (2%). All payments of Assignor Reimbursement Obligations, together with any



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interest thereon, shall be made without setoff, counterclaim or other defense, and shall be made in lawful money of the United States of America, in same day funds, at such place as Company shall direct. All such payments shall be credited first to interest due, if any, and then to the principal of the Assignor Reimbursement Obligations.

        (d) Performance by Assignor. Without limiting the foregoing, if at any time Company or any of its Affiliates become obligated to pay any amounts in respect of, or any fees, costs or expenses relating to, or otherwise to perform any obligations in respect of, any Retained Obligation, then, promptly upon notice thereof from Company, subject to Section 6(d) hereof, Assignor shall make any payments required to be made and perform any other obligation otherwise required to be performed by Company or any of its Affiliates.

        (e) Denver Reimbursement Agreement. If at any time Company shall receive any payment under or in respect of the Denver Reimbursement Agreement, Company shall receive such payment in trust for Assignor and shall promptly deliver such amount to Assignor in same day funds at such place as Assignor shall direct.

        4.      OBLIGATIONS ABSOLUTE.

        A. Assignee. The obligations of Assignee under this Assumption Agreement shall be absolute and unconditional, under any and all circumstances, and shall not be diminished, discharged or affected by any circumstance, act or omission whatsoever, including without limitation any of the following, whether known or unknown to Assignor:

        (a) the invalidity or unenforceability of, or any defect in this Agreement, any Assigned Agreement, any Underlying Agreement or any other agreement or instrument;

        (b) any amendment to or waiver of any provision of any Underlying Agreement;

        (c) any action taken or omitted by Assignee, the Company, MCC, any counterparty (each a "Counterparty") to any Assumed Agreement or Underlying Agreement, or any Current Lifecare Beneficiary;

        (d) any lack of authority or alleged lack of authority of any Person specified in clause (c) above or any Person purporting to act on behalf of any such Person;

        (e) the existence of any claim, set-off, defense or other right which Assignee, any of its Affiliates, Assignor, any Counterparty or any Current Lifecare Beneficiary, on the one hand, may have at any time against Assignor, any Counterparty, any Current Lifecare Beneficiary or any other Person, on the other hand, whether in connection with this Agreement, any of the Assumed Obligations or the Underlying Agreements or the transactions referred to herein or therein or in connection with any unrelated transaction;

        (f) any certificate, draft, demand or other document presented in connection with any Assumed Obligation or Underlying Agreement or by any Current Beneficiary proving to be forged, fraudulent, invalid, insufficient, unauthorized or uncollectable in any respect, or any



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statement therein (including any statement with respect to amount) proving (or being alleged) to be untrue or inaccurate in any respect whatsoever;

        (g) any irregularity (including fraud) in this Agreement, any Assumed Agreement or Underlying Agreement, or by any Counterparty or Current Beneficiary;

        (h)     any breach of contract involving any Person specified in clause
(c) above or any other Person;

        (i)     any consequence of compliance with any Law;

        (j) any act or omission by Assignor or any Counterparty (including any Current Lifecare Beneficiary) done or omitted pursuant to an order of any court; or

        (k) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Assignee.

        Assignee acknowledges and agrees that it will derive substantial direct and indirect benefits by reason of Assignor continuing to be a party to the Assumed Agreements, and remaining secondarily liable for certain Lifecare Obligations as contemplated herein. Assignee's liability shall not be impaired or released by (i) the failure of Assignor to assert any claim or demand or to exercise or enforce any right, power or remedy against Assignee or any of its Affiliates, any other Person or otherwise; (ii) any extension or renewal for any period (whether or not longer than the original period) of any of the Underlying Agreements or the release or compromise of any obligation of any Person with respect thereto; (iii) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Assignee Reimbursement Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any Person with respect to any such property; or (iv) any other act, matter or thing that would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of Assignee.

        B. Assignor. The obligations of Assignor under this Assumption Agreement shall be absolute and unconditional, under any and all circumstances, and shall not be diminished, discharged or affected by any circumstance, act or omission whatsoever, including without limitation any of the following, whether known or unknown to Assignee or Company:

        (a) the invalidity or unenforceability of, or any defect in this Agreement, the Retained Guaranty, the Denver Note or any other agreement or instrument;

        (b)     any amendment to or waiver of any provision of the Denver Note;

        (c) any action taken or omitted by Assignor or any counterparty (a "Denver Counterparty") to the Retained Guaranty or the Denver Note;


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        (d)     any lack of authority or alleged lack of authority of any Person specified in clause (c) above or any Person purporting to act on behalf of any such Person;

        (e) the existence of any claim, set-off, defense or other right which Assignor, any of its Affiliates, Company or any Denver Counterparty, on the one hand, may have at any time against the Company, any Denver Counterparty or any other Person, on the other hand, whether in connection with this Agreement, the Retained Guaranty or the Denver Note or the transactions referred to herein or therein or in connection with any unrelated transaction;

        (f) any certificate, draft, demand or other document presented in connection with any Retained Obligation or the Denver Note proving to be forged, fraudulent, invalid, insufficient, unauthorized or uncollectable in any respect, or any statement therein (including any statement with respect to amount) proving (or being alleged) to be untrue or inaccurate in any respect whatsoever;

        (g) any irregularity (including fraud) in this Agreement, the Retained Guaranty or the Denver Note, or by any Denver Counterparty;

        (h)     any breach of contract involving any Person specified in clause
(c) above or any other Person;

        (i)    any consequence of compliance with any Law;

        (j) any act or omission by Company or any Denver Counterparty done or omitted pursuant to an order of any court; or

        (k) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Assignor.

        Assignor's liability shall not be impaired or released by (i) the failure of Company to assert any claim or demand or to exercise or enforce any right, power or remedy against Assignor or any of its Affiliates, any other Person or otherwise; (ii) any extension or renewal for any period (whether or not longer than the original period) of the Denver Note or the release or compromise of any obligation of any Person with respect thereto; (iii) the surrender, release or exchange of all or any part of any property securing payment, performance and/or observance of any of the Assignor Reimbursement Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any Person with respect to any such property; or (iv) any other act, matter or thing that would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of Assignor.



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        5.      ADDITIONAL AGREEMENTS IN RESPECT OF LIFECARE UNDERTAKINGS.

        (a) Solely with respect to Persons who, as of the date hereof (i) are resident at a Community and party to a Continuing Care Agreement or (ii) hold a Lifecare Bond issued in respect of a Community (collectively, "Current Lifecare Beneficiaries"), and without limiting the obligations of Assignee hereunder, Assignor shall remain secondarily liable to MCC for obligations arising under the Lifecare Undertakings; provided that Assignee shall be primarily liable with respect to the Current Lifecare Beneficiaries, and MCC shall at all times proceed first against Assignee for the performance of all obligations under the Lifecare Undertaking, and shall pursue and exhaust all remedies available to MCC against Assignee prior to seeking any payment or performance by Assignor under any Lifecare Undertaking with respect to Current Lifecare Beneficiaries.

        (b) Assignor shall have no liability of any kind under any Continuing Care Agreement, Lifecare Bond or Lifecare Undertaking in respect of any Person other than Current Lifecare Beneficiaries, and MCC hereby irrevocably and completely discharges and releases Assignor from any such liability.

        (c) Assignee and MCC hereby waive any principles or provisions of law, statutory or otherwise, or contract which are or might be in conflict with the terms of this Section 5.

        6.      COVENANTS AND ACKNOWLEDGEMENTS OF ASSIGNEE.

        (a) Company, MCC and Assignee shall promptly deliver to Assignor copies of any material notice received by any of them or any Company Subsidiary in respect of any Underlying Agreement, the Retained Guaranty or the Denver Reimbursement Agreement, including any demand for payment under the Retained Guaranty; and shall promptly notify Assignor of (i) any default or alleged default in payment of any amount due to a Current Lifecare Beneficiary under any Lifecare Obligation that could reasonably be expected to lead to a demand for payment by Assignor under Section 5(a) and (ii) any default or alleged default in payment of any amount under any Underlying Agreement.

        (b) Assignee acknowledges that copies of each Lease and Lease Guaranty, each Loan Agreement and Funding Guaranty, each Host Marriott Indemnity Agreement, each Lifecare Undertaking and forms of the Lifecare Bonds and Continuing Care Agreements issued in respect of each Community have been made available to Assignee, and Assignee acknowledges and agrees to all of the terms thereof. Without limitation, Assignee acknowledges the waivers and other agreements by Assignor set forth in Sections 5, 6, 7 and 8 of each Lease Guaranty, and the waivers of defenses by Assignor in each Funding Guaranty, and agrees that all such waivers and agreements, and all other agreements of Assignor in any Assumed Agreement shall, with respect to all Assumed Obligations, apply to and be enforceable against Assignee to the same extent as if Assignee were a party to each Assumed Agreement.

        (c) The Assignee Reimbursement Obligations (and any interest thereon) shall at all times be senior obligations of Assignee and shall rank no less than pari passu with any other indebtedness of Assignee. Any rights of Assignee against Company, MCC or their respective



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Subsidiaries, by subrogation or otherwise, by reason of any payment or performance by Assignee of the Assumed Obligations, shall be subordinate to the payment in full of the Assignee Reimbursement Obligations (together with any interest due thereon).

        (d) In the event that (i) CB&T shall have delivered to Company a demand for payment or performance by Company of any Retained Obligation (a "Company Demand"), and (ii) Assignor shall have notified Company that Assignor is disputing the amount or existence of the obligation as to which Company Demand has been made, then so long as Assignor is diligently and in good faith disputing such obligation, Company shall refrain from paying or otherwise performing the alleged obligation, provided that (w) if Company, in its sole discretion, so requests, Assignor, at its expense, shall make arrangements satisfactory to Company with the counterparty and a third party acceptable to Company, to hold in escrow pending resolution of the dispute any amount tendered by Company pursuant to such Company Demand; and (x) Assignor shall indemnify, defend and hold harmless Company and its directors, officers, employees, Affiliates, agents and assigns in accordance with Article X of the Purchase Agreement from and against Indemnifiable Losses resulting from or arising out of Company's compliance with this Section 6(d); provided further that, notwithstanding the foregoing, Company may at any time elect to pay the applicable Retained Obligation while Assignor is disputing an obligation, in which event Assignor shall have no obligation under Section 3(c) or (d) hereof with respect to such payment unless and until (A) Assignor ceases to diligently and in good faith dispute the obligation or (B) the disputed obligation is determined to be, in whole or in part, a valid obligation. Assignor shall promptly (and in all events within two Business Days) pay to Company, in the case of clause (A), the aggregate amount paid by Company, and in the case of clause (B), the aggregate amount paid by Company and determined to have been a valid obligation, together in each case with interest as provided in Section 3 hereof from the date of Company's payment.

        7.      COVENANTS OF ASSIGNOR.

        (a) Assignor shall give notice to Assignee promptly upon receipt of any demand on Assignor for payment or performance of any Assumed Obligation (and shall deliver to Assignee a copy of any such written demand); provided that no failure to give any such notice shall alter or affect the obligations of Assignee hereunder.

        (b) In the event that (i) any Counterparty shall have delivered to Assignor a demand for payment or performance by Assignor of any Assumed Obligation (a "Demand"), and (ii) Assignee shall have notified Assignor that Assignee and/or Company is disputing the amount or existence of the obligation as to which Demand has been made, then so long as Assignee and Company are diligently and in good faith disputing such obligation, Assignor shall refrain from paying or otherwise performing the alleged obligation, provided that (w) if Assignor, in its sole discretion, so requests, Assignee, at its expense, shall make arrangements satisfactory to Assignor with the Counterparty and a third party acceptable to Assignor, to hold in escrow pending resolution of the dispute any amount tendered by Assignor pursuant to such Demand; and (x) Assignee shall indemnify, defend and hold harmless Assignor and its directors, officers, employees, Affiliates, agents and assigns in accordance with Article X of the Purchase Agreement from and against Indemnifiable Losses resulting from or arising out of Assignor's compliance with this Section 7(b); provided further that, notwithstanding the foregoing,



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Assignor may at any time elect to pay the applicable Assumed Obligation while
Company or Assignee is disputing an obligation, in which event Assignee shall have no obligation under Section 3(a) or (b) or Section 8 hereof with respect to such payment unless and until (A) Assignee and/or Company ceases to diligently and in good faith dispute the obligation or (B) the disputed obligation is determined to be, in whole or in part, a valid obligation. Assignee shall promptly (and in all events within two Business Days) pay to Assignor, in the case of clause (A), the aggregate amount paid by Assignor, and in the case of clause (B), the aggregate amount paid by Assignor and determined to have been a valid obligation, together in each case with interest as provided in Section 3 hereof from the date of Assignor's payment.

        8. COLLATERAL EVENTS. If any of the following conditions or events (each, a "Collateral Event") shall occur:

        (a) Assignee shall fail to pay any amount when due under Section 3(a) or Section 7 (b) hereof, and such failure continues for 10 Business Days; or

        (b) Any demand for payment or other performance under or in respect of any Assumed Obligation shall be made on Assignor, unless (i) such demand shall be rescinded within 15 Business Days thereof, or (ii) the associated obligation shall have been paid or performed in full by Assignee within 15 Business Days of notice thereof by Assignor to Assignee unless Assignee and/or Company is diligently and in good faith disputing the applicable obligation (and Assignee has given Assignor notice thereof and is otherwise complying with
Section 7(b) hereof); or

        (c)     Assignee, Company or MCC (or any transferee pursuant to Section
5.18 of the Purchase Agreement) shall fail to perform or comply with Section 6
(c) hereof, Section 5.7 (b) of the Purchase Agreement or the second sentence of
Section 5.7(a) of the Purchase Agreement; or Company or any Company Subsidiary (or any transferee pursuant to Section 5.18 of the Purchase Agreement) shall fail to pay any amount when due under any Underlying Agreement, and, unless Assignee and/or Company is diligently and in good faith disputing such payment obligation, and such failure continues for 15 Business Days; or

        (d) Assignee shall fail to pay when due any principal of or interest on any indebtedness with an aggregate principal amount in excess of $10,000,000 beyond any grace period provided therefor; or

        (e)     Any Insolvency Event (as defined below) shall occur; or

        (f) The implied senior unsecured debt rating of Assignee shall be "B-" or less by Standard and Poors Corporation, or "B1" or less by Moody's Investors Services; or

        (g) Assignor or any of its Affiliates shall pay, or become obligated to pay, any amount in respect of self-insured retentions for Buyer Patient Injury Claims, and Assignee shall fail to pay (or reimburse Assignor for) such amount within 10 Business Days notice thereof by Assignor to Assignee;

then, in addition to any other remedy available to Assignor at law or in equity, upon the request of Assignor (which request shall, in the case of a Collateral Event under Section 8(e), be deemed automatically to have been made, without presentment, demand, protest or other requirement of any kind, all of which are hereby waived), as collateral security for the Assignee Reimbursement Obligations and the Insurance Retention Obligations, Assignee shall promptly (x) deposit into a cash collateral account for the benefit of Assignor, pursuant to documentation in form and substance satisfactory to Assignor, or, at Assignor's election, (y) deliver to Assignor a letter of credit in form and substance, and from an institution, satisfactory to Assignor, in either case, in an aggregate amount equal to the sum of (i) the aggregate amount of rent payable for one year under each of the Leases, (ii) an amount equal to 10% of the outstanding Lifecare Obligations, and (iii) an amount equal to the projected ultimate loss on the $1million per occurrence self-insured retentions for Buyer Patient Injury Claims resulting from occurrences on or prior to the Closing Date (as determined by an independent actuary at the expense of Assignee), less all amounts previously paid by Assignee in respect of such losses (any such cash collateral or letter of credit, the "Collateral").

        In the event that Collateral is delivered hereunder solely by reason of a Collateral Event described in Clause 8(f), such Collateral shall be released by Assignor at such time, if any, as the implied senior unsecured debt rating of Assignee shall be at least "B+" by Standard and Poors Corporation and "Ba2" by Moody's Investors Services.


        "INSOLVENCY EVENT" shall mean:

                        (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Assignor or Company in an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or

                        (ii) An involuntary case shall be commenced against Assignee or Company under any applicable bankruptcy, insolvency or similar law now or thereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Assignee or Company or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Assignee or Company for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Assignee or Company and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

                        (iii) Assignee or Company shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Assignee or Company shall make any assignment for the benefit of creditors; or

                        (iv) Assignee or Company shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Assignee or Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above or this clause (iv).

        For the avoidance of doubt, nothing in this Section 8, including any provision for notice and cure, and no exercise or waiver by Assignor of any right or remedy under this Section 8, shall alter or affect (i) the obligation of Assignee to pay any amount due under and in accordance with Section 3 or
Section 7(b) hereof or (ii) any other right or remedy of Assignor and its Affiliates hereunder or under the Purchase Agreement or any other Related Agreement.

        9. ASSIGNOR APPOINTED ATTORNEY-IN-FACT. Company and MCC hereby irrevocably appoint Assignor as attorney-in-fact for Company and any Company Subsidiary, as applicable, with full authority in the place and stead of Company or any Company Subsidiary, as applicable, and in the name of Assignor, Assignee, Company, any transferee pursuant to Section 5.18 of the Purchase Agreement or otherwise, from time to time in Assignor's discretion to take any action and to execute any instrument that Assignor may deem necessary or advisable to accomplish the purposes of Section 5.7(b) of the Purchase Agreement.

        10. FURTHER ASSURANCES. Each party hereto shall promptly execute, acknowledge and deliver, and shall cause its affiliates to execute, acknowledge and deliver, to the other parties hereto any assurances, documents, instruments or conveyances reasonably requested by any party hereto, or necessary for the parties hereto to effectuate the transactions contemplated hereby.

        11. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law principles.

        12. TIME OF THE ESSENCE. Time is of the essence in the performance of all obligations of Assignee, Company or MCC hereunder.

        13.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MCC.

        The execution, delivery and performance of this Assumption Agreement by each of the Company and MCC have been duly and validly authorized by all necessary corporate action on the part of the Company and MCC. This Assumption Agreement constitutes a legally valid and binding obligation of each of the Company and MCC, enforceable against the Company and MCC in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Assumption Agreement by each of the Company and MCC, will not (i) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of the Company or MCC; (ii) result in the imposition of any Encumbrance against any material assets or properties of the Company or MCC; or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonable be expected to have a material adverse effect on the business operations, assets or financial condition of the Company or MCC or performance by the Company or MCC of its respective obligations hereunder. The execution, delivery and performance of this Assumption Agreement by each of the Company and MCC will not require any Approvals to be obtained except for any such Approvals the failure of which to receive would not in the aggregate have a materials adverse effect on the ability of the Company or MCC to perform its obligations hereunder.

        14.     MISCELLANEOUS.

        (a) This Assumption Agreement and any Schedule or Exhibit attached hereto may be modified or amended only by agreement in writing of Assignor and Assignee and, if such amendment would alter or affect the rights or obligations of MCC or Company hereunder, MCC or Company, as applicable.

        (b) Nothing herein, express or implied, is intended to confer upon or give any Person other than the parties hereto any rights or remedies of any nature under or by reason of this Assumption Agreement.

        (c) If any provision of this Assumption Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Assumption Agreement to the extent permitted by law shall remain in full force and effect.

        (d) This Assumption Agreement, the Purchase Agreement, the Confidentiality Agreement and the other Related Agreements constitute the entire agreement among the parties with respect to the subject matter hereof.

        (e) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Assumption Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        (f) Without limiting the obligations of Assignee hereunder, solely as between Assignor and the Counterparty to any Lease Guaranty or Funding Guaranty or the Host Marriott Indemnity Agreement, nothing herein purports to or is intended to release Assignor from its obligations to such Counterparty under such Lease Guaranty, Funding Guaranty or the Host Marriott Indemnity Agreement.

        (g) Without limiting the obligations of Assignor hereunder, solely as between Company and any Denver Counterparty, nothing herein purports to or is intended to release Company from its obligations to such Counterparty under the Retained Guaranty.

        (h) This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be executed as of the date first set forth above.



                                    ASSIGNOR:


                                    MARRIOTT INTERNATIONAL, INC.


                                    By: /s/ Michael F. Dearing
                                    Name: Michael F. Dearling
                                    Title: Vice President



                                    ASSIGNEE:


                                    SUNRISE ASSISTED LIVING, INC


                                    By: /s/ Thomas B. Newell
                                    Name: Thomas B. Newell
                                    Title: President



                                    MCC:


                                    MARRIOTT CONTINUING CARE, LLC


                                    By: Marriott Senior Living Services
                                    Its: Sole Member


                                    By: William W. McCarten
                                    Name: William W. McCarten
                                    Title: Chairman


                                    COMPANY:


                                    MARRIOTT SENIOR LIVING SERVICES, INC.


                                    By: William W. McCarten
                                    Name: William W. McCarten
                                    Title: Chairman

COMMONWEALTH OF VIRGINIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Michael Dearing, whose name as Authorized Signatory of Marriott International, Inc., a Delaware corporation, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Marriott International, Inc.



        GIVEN under my hand and seal this 27th day of March, 2003.



                                    /s/ Donna M. Gorman

                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: 5/31/2006

COMMONWEALTH OF VIRGINIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that William McCarten, whose name as Authorized Signatory of Sunrise Assisted Living, Inc., a Delaware corporation, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Sunrise Assisted Living, Inc.



        GIVEN under my hand and seal this 27th day of March, 2003.



                                    /s/ Donna M. Gorman

                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: 5/31/2006

COMMONWEALTH OF VIRGINIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that William McCarten, whose name as Authorized Signatory of Marriott Senior Living Services, Inc., a Delaware corporation and sole Member of Marriott Continuing Care, LLC, a Delaware limited liability company, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Marriott Senior Living Services, Inc.



        GIVEN under my hand and seal this 27th day of March, 2003.



                                    /s/ Donna M. Gorman

                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: 5/31/2006

COMMONWEALTH OF VIRGINIA

                          ss:
-----------------------

-----------------------



        I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Thomas B. Newell, whose name as Authorized Signatory of Marriott Senior Living Services, Inc., a Delaware corporation, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of Marriott Senior Living Services, Inc.



        GIVEN under my hand and seal this 27th day of March, 2003.



                                    /s/ Donna M. Gorman

                                    NOTARY PUBLIC



[Notarial Seal]

My Commission Expires: 5/31/2006